SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 17, 2001

                           The Sagemark Companies Ltd.
             (Exact name of Registrant as Specified in its Charter)

          New York                    0-4186             13-1948169
(State or other jurisdiction  (Commission File No.)    (IRS Employer
       of incorporation)                             Identification No.)

        1285 Avenue of the Americas, 35th Floor, New York, New York 10019
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 554-4219
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Item 2.   Acquisition or Disposition of Assets

         On May 17, 2001, the Registrant consummated its acquisition (the "Acquisition") of all of the outstanding shares of capital stock of Premier P.E.T. Imaging International, Inc. ("Premier PET") and Premier Cyclotron International Corp. ("Premier Cyclotron") from Pamels Corp., John M. Donaldson Revocable Trust, Tara Capital, Inc. ("Tara"), Bocara Corporation and Mercury Capital Corp. (collectively, the "Selling Stockholders"). Premier PET was formed to own and operate outpatient medical diagnostic imaging centers ("PET Centers") throughout the United States utilizing positron emission tomography scanning equipment. By virtue of the Acquisition, Premier PET and Premier Cyclotron became wholly owned subsidiaries of the Registrant.

         Of the Selling Stockholders, Theodore B. Shapiro, President, Chief Executive Officer and a Director of the Registrant, is the owner of 10% of the outstanding shares of capital stock of Tara Capital, Inc. and Robert L. Blessey, a Director of and General Counsel to the Registrant, is an officer, director and controlling shareholder of Bocara Corporation. Dr. Stephen A. Schulman ("Dr. Schulman"), a Director of the Registrant and Chief Executive Officer and a Director of Premier PET and Premier Cyclotron, is an officer, director and controlling shareholder of Pamels Corp. John M. Donaldson ("J. Donaldson"), an officer and Director of Premier PET and Premier Cyclotron, is the Trustee of the John M. Donaldson Revocable Trust and Dr. Robert McFarland, a Director of Premier Pet and Premier Cyclotron, is an officer of Mercury Capital Corp.

         In accordance with the terms of a Stock Purchase Agreement dated as of May 14, 2001, as amended, between the Registrant, the Selling Stockholders, Premier P.E.T. Imaging International, Inc. and Premier Cyclotron International Corp. (the "Purchase Agreement"), the Registrant issued an aggregate of 6,000 shares of its common stock to the Selling Stockholders and agreed to issue up to an additional 319,500 shares of its common stock (the "Contingent Shares") for each of the first six PET Centers which achieve positive EBITDA in any month during the first 18 months of their operations. The aforementioned purchase price for the outstanding shares of capital stock of Premier PET and Premier Cyclotron reflects the agreement of the Selling Stockholders to accept payment in shares of the Registrant's common stock based upon the future performance of the PET Centers to be established by Premier PET as virtually all of the consideration for the sale to the Registrant of such shares. Commencing in the third year following the date of closing of the Acquisition, the Selling Stockholders are entitled to certain demand and "piggyback" registration rights with respect to the shares of the Registrant's common stock received by them in connection with the Acquisition (including the Contingent Shares) on terms specified in the Purchase Agreement.

         In accordance with the terms of the Purchase Agreement, the Registrant has the right to redeem all of the shares of the Registrant's common stock issued to the Selling Stockholders in connection with the Acquisition (including the Contingent Shares) for an aggregate redemption price of $1.00 in the event that all of the PET Centers either discontinue their operations or are adjudicated bankrupt within two years after the date of closing of the Acquisition.

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         On the date of closing of the Acquisition, Premier PET Imaging of
Wichita, Inc. ("Premier Wichita"), a wholly owned subsidiary of Premier PET, entered into a six year commercial lease with S&D Holding LLC, a limited liability company owned by Dr. Schulman and J. Donaldson. The lease provides for Premier Wichita to lease approximately 3,695 square feet of space for an initial term of six years (with two six year renewal options) at a monthly rental of $4,464.79. The monthly rental is subject to cost of living index increases. The term of the lease will commence on September 1, 2001. Premier Wichita will utilize the leased premises for the operations of a PET Center in Wichita, Kansas. The leased premises are situated on property owned by S&D Holdings LLC, an entity of which Dr. Schulman and J. Donaldson are officers, directors and shareholders.

         The Purchase Agreement requires the Registrant to provide Premier PET with $1,000,000 of working capital to be used by Premier PET for the purpose of establishing and operating PET Centers, $250,000 of which was provided to Premier Wichita pursuant to a six year 10% subordinated promissory note.

Item 5.  Other Events

         On the date of closing of the Acquisition referred to in Item 2 of this Report, Dr. Schulman entered into an Executive Employment Agreement with Premier PET (the "Schulman Agreement") pursuant to which Dr. Schulman was engaged to serve as Premier PET's Chief Executive Officer for a term of five years. Commencing in the second calendar year of the term of the Schulman Agreement, Dr. Schulman will receive an annual salary of $200,000, an annual bonus in an amount equal to 5% of the Net Pre-Tax Profits (as defined in the Schulman Agreement) of Premier PET and an incentive common stock purchase warrant (the "Incentive Warrant") entitling him to purchase up to 15,000 shares of the Registrant's common stock for each $1,000,000 of Net Pre-Tax Profits earned by Premier PET in each year during the term of the Schulman Agreement, up to a maximum of five of such warrants in each such year. In calculating Net Pre-Tax Profits for purposes of such Incentive Warrant, the amount of Net Pre-Tax Profits, if any, in the calendar year immediately prior to the calendar year in which the determination of Net Pre-Tax Profits is made will be deducted when determining the number of such warrants to which Dr. Schulman is entitled to receive under the Schulman Agreement. Each Incentive Warrant is exercisable at a price equal to the closing price of the Registrant's publicly traded shares of common stock on the date of issuance of each such warrant. Dr. Schulman will also receive, as an inducement to entering into the Schulman Agreement, an additional warrant to purchase up to 100,000 shares of the Registrant's common stock at an exercise price equal to the closing price of the Registrant's publicly traded shares of common stock on the date of such Executive Employment Agreement (the "Signing Bonus Warrant"), which will entitle Dr. Schulman to acquire 33,334 shares of the Registrant's common stock upon the execution of the Schulman Agreement and 33,333 shares of such common stock on each of May 21, 2002 and May 21, 2003, respectively (except that if Dr. Schulman terminates the Executive Employment Agreement as a result of the Registrant's breach thereof, or upon any sale of all or substantially all of the Registrant's assets or its outstanding shares of capital stock, Dr. Schulman's right to exercise the

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Signing Bonus Warrant as to such shares will fully vest) provided that Dr.
Schulman is still then employed by the Registrant. Dr. Schulman will have the right to exercise such warrant to the extent of the shares of the Registrant's common stock which he is entitled to receive thereunder for a period of five years after the date that his right to acquire such shares vests. Dr. Schulman is entitled to certain demand and "piggyback" registration rights with respect to the shares of the Registrant's common stock which are the subject of the Incentive Warrant and Signing Bonus Warrant.

         On May 17, 2001, simultaneously with the Acquisition, Premier Wichita entered into a Master Loan Agreement, Master Security Agreement and related agreements with DVI Financial Services, Inc. (the "Loan Documents") pursuant to which Premier Wichita obtained the right to borrow an aggregate of $1,734,072 for purposes of acquiring the positron emission tomography equipment to be installed and used in Premier Wichita's facility in Wichita, Kansas and for leasehold improvements at such facility. The loan is for a term of 5-1/2 years, provides for interest which will be determined on the date of the last draw of funds under the Loan Documents and is secured by a lien on the positron emission tomography equipment being purchased by Premier Wichita and other collateral specified in the Loan Documents. The aforementioned loan was guaranteed by the Registrant and Premier PET.

         On May 23, 2001, Dr. Schulman and Robert L. Blessey were appointed to the Registrant's Board of Directors. Mr. Blessey was granted a five year warrant to purchase up to 12,500 shares of the Registrant's common stock at $1.31 per share. Mr. Blessey is entitled to certain demand and "piggyback" registration rights with respect to the shares underlying such warrant on the terms specified therein.

         On May 25, 2001, the Registrant entered into an Executive Employment Agreement with Theodore B. Shapiro (the "Shapiro Agreement"), its President, Chief Executive Officer and a Director. The Shapiro Agreement provides for the same compensation as the compensation which is provided for in the Schulman Agreement, except that Mr. Shapiro's annual salary commenced on the date of execution of the Shapiro Agreement and any warrants received thereunder will be issued to Tara. The remaining terms and provisions of the Shapiro Agreement are substantially the same as the terms and provisions of the Schulman Agreement.

         On June 14, 2001, the Registrant entered into an Executive Employment Agreement with Edward D. Bright (the "Bright Agreement"), its Chairman of the Board of Directors, for a term of two years at an annual salary of $70,000. Mr. Bright was granted a five year warrant to purchase up to 12,500 shares of the Registrant's common stock at $1.70 per share. Mr. Bright is entitled to certain demand and "piggyback" registration rights with respect to the shares underlying such warrant on the terms specified therein.

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Item 7.   Financial Statements, Pro-Forma Financial Information and Exhibits.

          (c)      Exhibits

          99.1 Stock Purchase Agreement dated as of May 14, 2001 by and among The Sagemark Companies Ltd., Pamels Corp., John M. Donaldson Revocable Trust, Tara Capital, Inc., Bocara Corporation, Mercury Capital Corp., Premier P.E.T. Imaging International, Inc. and Premier Cyclotron International Corp.*

          99.2 Form of Amendment dated as of May 14, 2001 to the Stock Purchase Agreement dated as of May 14, 2001 by and among The Sagemark Companies Ltd., Pamels Corp., John M. Donaldson Revocable Trust, Tara Capital, Inc., Bocara Corporation, Mercury Capital Corp., Premier P.E.T. Imaging International, Inc. and Premier Cyclotron International Corp.

          99.3 Form of Executive Employment Agreement dated as of May 21, 2001 between Stephen A. Schulman and Premier P.E.T. Imaging International, Inc.

          99.4 Form of Executive Employment Agreement dated May 25, 2001 between Theodore B. Shapiro and The Sagemark Companies Ltd.

          99.5 Form of Executive Employment Agreement dated June 14, 2001 between Edward D. Bright and The Sagemark Companies Ltd.

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*Incorporated by reference to the Registrant's Form 10-QSB filed on May 15,
2001.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE SAGEMARK COMPANIES LTD.


                                  By: /s/ THEODORE B. SHAPIRO
                                     -------------------------------------------
                                     Theodore B. Shapiro, President and Chief
                                     Executive Officer

Date: June 21, 2001


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